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                                                                      EXHIBIT 21

                      MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                 March 25, 2002

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
                                                                       Jurisdiction of
             Name                                                      Incorporation
             ----                                                      -------------
*Clinical-Management Systems, Inc.                                     Georgia
*Diabetes Management Services, Inc.                                    South Carolina
Diabetes Acquisition, Inc.                                             Georgia
         Gainor Medical Acquisition Company                            Georgia
         Diabetes Management Solutions, Inc.                           Delaware
         Diabetes Self Care, Inc.                                      Virginia
         Facet Technologies, L.L.C.                                    Georgia
         Facet Technologies Limited                                    United Kingdom
         Matria Holding GmbH                                           Germany (LLC)
         eu- Medical GmbH                                              Germany (LLC)
         Dia Real GmbH & Co. KG                                        Germany (LLC)
Matria of New York, Inc.                                               New York
Matria Healthcare Puerto Rico, Inc.                                    Puerto Rico
Matria Laboratories, Inc.                                              Delaware
*National Reproductive Medical Centers, Inc.                           Delaware
         *Infertility Management Services, Inc.                        Delaware
         *PFCC Liquidation Corp.                                       California
         *PFPC Liquidation Corp.                                       California
         *PFMG Liquidation Corp.                                       California
*Perinatal Services Nederland B.V.                                     Nederlands
*Q Liquidation Corp.                                                   Delaware
*Shared Care, Inc.                                                     Georgia

*Inactive

Note: The above subsidiaries (except for Perinatal Services Nederland B.V. and Matria Healthcare Puerto Rico, Inc., both in which Matria owns a 51% interest) are directly or indirectly 100% owned by Matria Healthcare, Inc.